UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2024

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-08897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 E. Dublin-Granville Road, Columbus, Ohio 43081
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares	BIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
                                Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On February 12, 2024, Big Lots, Inc. (“we,” “us,” “our” or “Company”) issued a press release (the “Press Release”) which provided commentary regarding: (1) its preliminary unaudited results for the fourth quarter of fiscal 2023 relative to the guidance it previously provided for the fourth quarter of fiscal 2023; and (2) its cash flow for the fourth quarter of fiscal 2023. The Press Release also announced that the Company will report its results for the fourth quarter of fiscal 2023 and the full-year fiscal 2023 on March 7, 2024.

Attached as an exhibit to this Form 8-K is a copy of the Press Release (Exhibit 99.1). The information in Exhibit 99.1 is being furnished, not filed, pursuant to Item 2.02 of Form 8-K. By furnishing the information in this Form 8-K and the attached exhibit, we are making no admission as to the materiality of any information in this Form 8-K or the exhibit.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Big Lots, Inc. press release dated February 12, 2024.

	104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: February 12, 2024	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Executive Vice President, Chief Legal and Governance Officer, General Counsel and Corporate Secretary